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                          ZUKERMAN GORE & BRANDEIS, LLP
                                900 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 223-6700










                                                                     EXHIBIT 5.1

                                                       February 12, 1997


Board of Directors
Projectavision, Inc.
Two Penn Plaza
Suite 640
New York, NY  10121

                           Re:      Projectavision, Inc.;
                                    Registration Statement on Form S-3
                                    ----------------------------------
Gentlemen:

         We have acted as counsel for Projectavision, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-3, and the prospectus that forms a part thereof (the "Registration Statement" and "Prospectus," respectively) under the Securities Act of 1933, as amended, relating to the offering by certain stockholders of the Company (collectively, the "Selling Stockholders") of an aggregate of 4,242,850 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company and where applicable, agreements, certificates of public officials, certificates of officers and representatives of the Company, and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of


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fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and its predecessor-in-interest and others.

         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and nonassessable.

         2. The shares of Common Stock issuable upon exercise of the Warrants and upon the conversion of the Series C Preferred Stock have been duly authorized, and when issued in accordance with its terms, will be validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Prospectus as attorneys who have passed upon the validity of the shares of Common Stock for the Company under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Prospectus.

                                               Very truly yours,



                                               /s/ Zukerman Gore & Brandeis, LLP
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                                               ZUKERMAN GORE & BRANDEIS, LLP


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